As filed with the Securities and Exchange Commission on January 28, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELLUS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	77-00246
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 North First Street
San Jose, CA 95134

(Address of Principal Executive Office Including Zip Code)

Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, as amended

(Full titles of the plans)

Kevin S. Royal
Vice President, Chief Financial Officer
Novellus Systems, Inc.
4000 North First Street
San Jose, CA 95134
(Name and address of agent for service)

(408) 943-9700
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed maximum	maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered(1)	share (2)	price (2)	registration fee

Common Stock, no par value	4,500,000	$30.645	$137,902,500.000	$12,688.000

(1)	This Registration Statement shall also cover any additional Common Stock which becomes issuable under the Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding Common Stock of Novellus Systems, Inc.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $30.645 per share represents the average of the high and low price per share of Common Stock of Novellus Systems, Inc., as reported on the Nasdaq National Market on January 24, 2003.

PART I
PART II
Item 3. Incorporation of Documents by Reference.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 99.1

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

     1.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”);

     2.     The Registrant’s Current Reports on Form 10-Q for the fiscal quarters ending on March 30, 2002, June 29, 2002 and September 28, 2002;

     3.     The Registrant’s Current Reports on Form 8-K filed on August 14, 2002 and December 12, 2002; and

     4.     The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 31, 1988.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Novellus Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 28, 2003.

NOVELLUS SYSTEMS, INC.

By:	/s/ Richard S. Hill

Richard S. Hill Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard S. Hill and Kevin S. Royal, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard S. Hill Richard S. Hill	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 28, 2003

/s/ Kevin S. Royal Kevin S. Royal	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2003

/s/ J. David Litster J. David Litster	Director	January 28, 2003

/s/ D. James Guzy D. James Guzy	Director	January 28, 2003

Signature	Title	Date

/s/ Delbert Whitaker Delbert Whitaker	Director	January 28, 2003

/s/ Glen G. Possley Glen G. Possley	Director	January 28, 2003

/s/ William R. Spivey William R. Spivey	Director	January 28, 2003

/s/ Yoshio Nishi Yoshio Nishi	Director	January 28, 2003

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors.

99.1	Statement Regarding Consent of Arthur Andersen LLP.

25.1	Power of Attorney (see Signature Page).